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                                                                      EXHIBIT 11

                        booktech.com, inc. and Subsidiary

                    Computation of Net Loss Per Common Share

             Three and Nine Months Ended September 30, 2000 and 1999
                                   (unaudited)
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
                                                                           Three Months Ended September 30,
                                                                           --------------------------------
                                                                               2000             1999
                                                                              ------           ------
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common stockholders.....................      $  (2,155,619)    $   (493,394)
     Weighted average number of common shares outstanding:
          Common Stock..............................................         18,724,079        6,016,552
                                                                          -------------     ------------
          Basic net loss per common share...........................      $        (.12)    $      (0.08)
                                                                          =============     ============
DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common stockholders.....................      $  (2,155,619)    $   (493,394)
     Weighted average number of common shares outstanding:
          Common Stock..............................................         18,724,079        6,016,552
          Effect of common stock equivalents........................                 --               --
                                                                          -------------     ------------
               Total................................................         18,724,079        6,016,552
                                                                          =============     ============
          Diluted net loss per common share.........................      $       (0.12)    $      (0.08)
                                                                          =============     ============



                                                                            Nine Months Ended September 30,
                                                                          ---------------------------------
                                                                               2000             1999
                                                                              ------           ------
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common stockholders.....................      $  (5,598,344)    $ (1,575,455)
     Weighted average number of common shares outstanding:
          Common Stock..............................................         15,018,865        6,016,552
                                                                          -------------     ------------
          Basic net loss per common share...........................      $       (0.37)    $      (0.26)
                                                                          =============     ============

DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common stockholders.....................      $ (55,598,344)    $ (1,575,455)
     Weighted average number of common shares outstanding:
          Common Stock..............................................         15,018,865        6,016,552
          Effect of common stock equivalents........................                 --               --
                                                                          -------------     ------------
               Total................................................         15,018,865        6,016,552
                                                                          =============     ============
          Diluted net loss per common share.........................      $       (0.37)    $      (0.26)
                                                                          =============     ============
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